Exhibit 99.1
NEWS RELEASE
Timken Taking Additional Actions to Improve
Performance, Revising Earnings Outlook
     CANTON, Ohio — Sept. 29, 2006 — The Timken Company (NYSE: TKR) today announced it is taking additional actions to improve the performance of its business in the face of worsening conditions in the North American automotive industry. Declines in North American automotive production are expected to negatively impact the company’s overall third-quarter and full-year 2006 results, which continue to benefit from the strength of global industrial markets.
     Timken is revising its earnings estimate for the third quarter, excluding special items, to an estimated $0.50 to $0.55 per share. For the year, the company now anticipates estimated earnings per share of $2.60 to $2.75, excluding special items. The company had previously provided estimated earnings of $0.70 to $0.75 per share for the third quarter and $3.00 to $3.15 per share for the full year, excluding special items. Earnings per share, excluding special items, in 2005 were $0.58 in the third quarter and $2.53 for the full year.
     “The widening decline in North American auto industry production has had a significant impact on our performance,” said James W. Griffith, Timken’s president and chief executive officer. “This structural auto industry shift reinforces our resolve to diversify our corporate portfolio and customer mix. In addition to our previously announced restructuring, we are taking new steps to offset the impact of the further decline in sales, including a workforce reduction of approximately 700 positions, or approximately 5 percent of our Automotive Group employment. Moreover, we
The Timken Company
Media Contact: Jeff Dafler
Manager — Global Media &
Government Relations
Mail Code: GNW-37
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-3514
Facsimile: (330) 471-7032
jeff.dafler@timken.com
Investor Contact: Steve Tschiegg
Manager — Investor Relations
Mail Code: GNE-26
1835 Dueber Avenue, S.W.
Canton, OH 44706 U.S.A.
Telephone: (330) 471-7446
Facsimile: (330) 471-2797
steve.tschiegg@timken.com
For Additional Information:
www.timken.com/media
www.timken.com/investors

continue to advance our strategy to expand in global industrial markets, which is contributing to the strong overall performance of the company in 2006.”
     Timken will host a conference call for investors and securities analysts at 10:00 a.m. EDT today to discuss this announcement.

Conference Call:	Friday, Sept. 29, 2006
10:00 a.m. Eastern Daylight Time

All Callers:	Live Dial-In: 800-344-0593 or 706-634-0975
(Call in 10 minutes prior to be included)

Replay Dial-In through Oct. 6, 2006:
800-642-1687 or 706-645-9291
Conference ID: #7781065

Live Webcast:	www.timken.com/investors
About The Timken Company
     The Timken Company (NYSE: TKR, http://www.timken.com) keeps the world turning, with innovative ways to make customers’ products run smoother, faster and more efficiently. Timken’s highly engineered bearings, alloy steels and related products and services turn up everywhere. With operations in 27 countries, sales of $5.2 billion in 2005 and 27,000 employees, Timken is Where You Turn™ for better performance.
Certain statements in this news release (including statements regarding the company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the conclusion of the company’s third quarter of 2006 and the financial statements for the quarter; the company’s ability to respond to the changes in its end markets, especially the North American automotive industry; fluctuations in raw material and energy costs and the operation of the company’s surcharge mechanisms; changes in the financial health of the company’s customers; and the impact on operations of general economic conditions, higher raw material and energy costs, fluctuations in customer demand and the company’s ability to achieve the benefits of its future and ongoing programs and initiatives, including the implementation of its Automotive Group restructuring, the rationalization of the company’s Canton bearing operations, manufacturing transformation and rationalization activities. These and additional factors are described in greater detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2005, page 65, and in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. The company undertakes no obligation to update or revise any forward-looking statement.
The Timken Company

Reconciliation of Third-Quarter and Full-Year 2006 Earnings Estimates Estimated expected earnings per diluted share for the third quarter and full year exclude special items. Examples of such special items include impairment and restructuring, manufacturing rationalization/ reorganization expenses, gain or loss on the sale of non-strategic assets, and payments under the Continued Dumping and Subsidy Offset Act (CDSOA). It is not possible at this time to identify the potential amount or significance of these special items. We cannot predict whether we will receive any payments under the CDSOA in 2006 and if so, in what amount. If we do receive any CDSOA payments in 2006, they will most likely be received in the fourth quarter.
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The Timken Company